Exhibit 10.25

[**]: THE CONFIDENTIAL PORTION HAS BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT PREVIOUSLY GRANTED BY THE COMMISSION AND THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION.

DATED 19 OCTOBER 2009

PRIDE OF HAWAII, INC.

(as borrower)

NCL CORPORATION LTD.

(as guarantor)

NCL (BAHAMAS) LTD.

(as bareboat charterer)

NCL AMERICA HOLDINGS, INC.

(as shareholder)

THE SEVERAL BANKS

(particulars of which are set out in Schedule 1)

(as lenders)

HSBC BANK PLC

(as agent)

COMMERZBANK AKTIENGESELLSCHAFT

(as Hermes agent)

HSBC BANK PLC

(as trustee)

SEVENTH SUPPLEMENTAL DEED TO (AMONG OTHER THINGS)

SECURED LOAN AGREEMENT

dated 20 April 2004 for the equivalent amount in United States Dollars of up to EUR308,130,000

pre- and post delivery finance for

“NORWEGIAN JADE”

a luxury cruise vessel with 1,188 passenger cabins

being hull no S.668 at the yard of Meyer Werft GmbH

[**]

CONTENTS

		Page

1	Definitions and Construction	2

2	Amendment of Original Loan Agreement	3

3	Conditions Precedent	4

4	Representations and Warranties	6

5	Fee and Expenses	7

6	Further Assurance	7

7	Counterparts	8

8	Notices	8

9	Governing Law	8

10	Jurisdiction	9

Schedule 1	The Agent, the Hermes Agent, the Trustee, the Restructuring Trustee and the Lenders	13

SEVENTH SUPPLEMENTAL DEED

DATED 19 OCTOBER 2009

BETWEEN:

(1)	PRIDE OF HAWAII, INC. (formerly known as Ship Ventures Inc.) of Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801, United States of America as borrower (the “Borrower”);

(2)	NCL CORPORATION LTD., a company incorporated under the laws of Bermuda and having its registered office at Milner House, 18 Parliament Street, Hamilton HM 12, Bermuda as guarantor (the “Guarantor”);

(3)	NCL AMERICA HOLDINGS, INC. of Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 198011, United States of America as shareholder (the “Shareholder”);

(4)	NCL (BAHAMAS) LTD., a company incorporated under the laws of Bermuda and having its registered office at Milner House, 18 Parliament Street, Hamilton HM 12, Bermuda as bareboat charterer (the “Bareboat Charterer”);

(5)	THE SEVERAL BANKS particulars of which are set out in Schedule 1 as lenders (collectively the “Lenders” and each individually a “Lender”);

(6)	HSBC BANK PLC of 8 Canada Square, London E14 5HQ as agent (the “Agent”);

(7)	COMMERZBANK AKTIENGESELLSCHAFT of Kaiserplatz, 60311 Frankfurt am Main, Federal Republic of Germany as agent (the “Hermes Agent”); and

(8)	HSBC BANK PLC of 8 Canada Square, London E14 5HQ as trustee for itself and the Lenders (as hereinafter defined) (the “Trustee”).

WHEREAS:

(A)	By a loan agreement dated 20 April 2004 as amended and/or restated by a first supplemental deed thereto dated 25 October 2004, a second supplemental deed thereto dated as of 30 September 2005, a third supplemental deed thereto dated 13 November 2006, a fourth supplemental deed thereto dated 21 December 2007, a fifth supplemental deed thereto dated 10 February 2008 and a sixth supplemental deed thereto dated 2 April 2009 entered into between the Borrower as borrower, the Lenders as lenders, the Agent as agent for (among others) the Lenders, the Hermes Agent as agent for (among others) the Lenders and the Trustee as trustee for (among others) the Lenders (the “Original Loan Agreement”), the Lenders granted to the Borrower a secured loan in the Equivalent Amount of up to three hundred and eight million one hundred and thirty thousand Euros (EUR308,130,000) (the “Loan”) for the purpose of enabling the Borrower to finance (among other things) the construction of the Vessel (as such term is defined in the Original Loan Agreement) on the terms and conditions therein contained. The repayment of the Loan by the Borrower has been secured by (among other things) a guarantee and indemnity dated 20 April 2004 granted by the Guarantor as amended and/or restated by the said second supplement dated as of 30 September 2005, the said third supplement dated 13 November 2006, the said fourth supplement dated 21 December 2007 and the said sixth supplement dated 2 April 2009.

(B)	The Borrower has requested the Lenders to convert the currency of the Euro Loan from Euro to Dollars by exercising its option to request a currency conversion under the Original Loan Agreement. Certain amendments are required to the Original Loan Agreement and to certain Security Documents to which the Lenders, the Agent, the Hermes Agent and the Trustee must consent.

(C)	The consent of the Lenders, the Agent, the Hermes Agent and the Trustee is given in respect of the above matters on the terms of this seventh supplement to the Original Loan Agreement (this “Deed”) which shall be executed as a deed.

NOW THIS DEED WITNESSES as follows:

1	Definitions and Construction

1.1	In this Deed including the preamble and recitals hereto (unless the context otherwise requires) any term or expression defined in the preamble or the recitals shall have the meaning ascribed to it therein and terms and expressions not defined herein but whose meanings are defined in the Original Loan Agreement shall have the meanings set out therein. In addition, the following terms and expressions shall have the meanings set out below:

“Letter Agreement” means the letter dated 14 October 2009 from the Borrower and the Guarantor to the Agent;

“Loan Agreement” means the Original Loan Agreement as amended by this Deed;

“New Process Agent” means EC3 Services Limited whose registered office is presently at 51 Eastcheap, London EC3M 1JP;

“Norwegian Jewel Owner” means Norwegian Jewel Limited, the owner of m.v. “NORWEGIAN JEWEL”;

“Pride of America Owner” means Pride of America Ship Holding, Inc., the owner of m.v. “PRIDE OF AMERICA”;

“Second Norwegian Jewel Guarantee” means the second guarantee and indemnity dated 2 April 2009 granted by the Norwegian Jewel Owner in favour of the Restructuring Trustee;

“Second Norwegian Jewel Mortgage” means the second priority Bahamas ship mortgage dated 2 April 2009 granted by the Norwegian Jewel Owner in favour of the Restructuring Trustee;

“Second Pride of America Guarantee” means the second guarantee and indemnity dated 2 April 2009 granted by the Pride of America Owner in favour of the Restructuring Trustee;

“Second Pride of America Mortgage” means the second preferred US ship mortgage dated 2 April 2009 as amended by the amendment no. 1 dated 29 April 2009 granted by the Pride of America Owner in favour of the Restructuring Trustee.

1.2	The provisions of clauses 1.2, 1.3 and 17.11 of the Loan Agreement shall apply hereto (mutatis mutandis).

2	Amendment of Original Loan Agreement

2.1	Subject to Clause 3.1, the parties hereto agree that with effect from 14 October 2009 (being the date of the Letter Agreement) the Original Loan Agreement shall be amended as set out below and (as so amended) will continue to be binding upon each of the parties thereto in accordance with its terms as so amended:

The definition of “Equivalent Amount” be deleted and replaced with:

““Equivalent Amount” means the Dollar equivalent of (i) each amount payable to the Borrower in reimbursement of the Hermes Premium and (ii) the Euro Loan, in each case, determined at HSBC Bank plc’s spot rate for conversion of Euro to Dollars at respectively 10.00 a.m. and 12.00 p.m. London time two (2) Business Days prior to the relevant Drawdown Date;”

2.2	Each of the Borrower, the Guarantor and the Shareholder hereby confirms to the Lenders, the Agent, the Hermes Agent and the Trustee that with effect from 14 October 2009:

2.2.1	all references to the Original Loan Agreement in the other Security Documents shall be construed as references to the Loan Agreement and all terms used in such Security Documents whose meanings are defined by reference to the Original Loan Agreement shall be defined by reference to the Loan Agreement;

2.2.2	the Security Documents shall apply to, and extend to secure, the whole of the Outstanding Indebtedness, as defined in clause 1.1 of the Loan Agreement, until it has been repaid or paid in full to the Lenders (or to the Agent on their behalf) and the Agent;

2.2.3	its obligations under the Security Documents to which it is a party shall not be discharged, impaired or otherwise affected by reason of the execution of this Deed or of any of the documents or transactions contemplated hereby and in particular but without limitation by the granting of time to the Borrower under the Original Loan Agreement; and

2.2.4	its obligations under the Security Documents to which it is a party shall remain in full force and effect as security for the obligations of the Borrower under the Loan Agreement and the other Security Documents as amended by this Deed.

2.3	Except as expressly amended hereby or pursuant hereto the Original Loan Agreement and the other Security Documents shall remain in full force and effect and nothing herein contained shall relieve the Borrower, the Guarantor, the Shareholder, the Bareboat Charterer or any other Obligor from any of its respective obligations under any such documents.

3	Conditions Precedent

3.1	It is a term of this Deed that the Agent shall receive the following in form and substance satisfactory to it:

3.1.1	on the date of this Deed one (1) counterpart of this Deed duly executed by the parties hereto;

3.1.2	by 6.00 p.m. (London time) three (3) Business Days after 14 October 2009:

(a)	a written confirmation from the New Process Agent that it will act for each of the Borrower, the Guarantor, the Shareholder, the Bareboat Charterer and the Owners of the Hermes Vessels (as defined in the Loan Agreement) other than the Borrower as agent for service of process in England in respect of this Deed and the documents to be executed pursuant hereto;

(b)	written confirmation from HSBC Bank plc in its capacity as First Mortgagee (as defined in the Second Priority Security Co-ordination Deed for the m.v. “PRIDE OF AMERICA”) that it consents to the amendment no. 2 to the Second Pride of America Mortgage and to the amendment to the Security Documents (as defined therein);

(c)	written confirmation from HSBC Bank plc in its capacity as First Mortgagee (as defined in the Second Priority Security Co-ordination Deed for the m.v. “NORWEGIAN JEWEL”) that it consents to the amendment to the Security Documents (as defined therein);

(d)	the following corporate documents in respect of each of the Borrower, the Guarantor, the Shareholder, the Bareboat Charterer, the Pride of America Owner and the Norwegian Jewel Owner (together the “Relevant Parties”):

(i)	Certified Copies of any consents required from any ministry, governmental, financial or other authority for the execution of and performance by the respective Relevant Party of its obligations under this Deed or any document to be executed pursuant hereto or if no such consents are required a certificate from a duly appointed officer of the Relevant Party to this effect confirming that no such consents are required;

(ii)	notarially attested secretary’s certificate of each of the Relevant Parties:

(1)	attaching a copy of its Certificate of Incorporation and Memorandum of Association and Bye-Laws (or equivalent constitutional documents) which do not prohibit the entering into of the transactions contemplated in this Deed;

(2)	giving the names of its present officers and directors;

(3)	setting out specimen signatures of such persons as are authorised by the Relevant Party to sign documents or otherwise undertake the performance of that Relevant Party’s obligations under this Deed;

(4)	giving the legal owner of its shares and the number of such shares held;

(5)	attaching copies of resolutions passed at duly convened meetings of the directors and, if required by the Agent, the shareholders of each of the Relevant Parties authorising (as applicable) the execution of this Deed and the issue of any power of attorney to execute the same; and

(6)	containing a declaration of solvency as at the date of the certificate of the duly appointed officer of the Relevant Party;

or (if applicable) certifying that there has been no change to the statements made in his or her secretary’s certificate last provided to the Agent with respect to paragraphs (1), (2), (3), (4) and (6) of this Clause 3.1.2(d)(ii) and attaching copies of resolutions passed at duly convened meetings of the directors and, if required by the Agent, the shareholders of each of the Relevant Parties authorising (as applicable) the execution of this Deed and any document to be executed pursuant hereto and the issue of any power of attorney to execute the same; and

(iii)	the original powers of attorney, if any, issued pursuant to the resolutions referred to above and notarially attested;

(e)	a Certified Copy of the confirmation from the Pride of America Owner in relation to its obligations and liabilities under the Second Pride of America Guarantee and the Security Documents (as defined therein) duly executed by the Pride of America Owner;

(f)	a Certified Copy of the amendment no. 2 to the Second Pride of America Mortgage, duly executed and confirmation from the Pride of America Owner that the Restructuring Trustee is authorised to lodge it for registration at the US Coast Guard National Vessel Documentation Center as soon as practicable;

(g)	a Certified Copy of the confirmation from the Norwegian Jewel Owner in relation to its obligations and liabilities under the Second Norwegian Jewel Guarantee and the Security Documents (as defined therein) duly executed by the Norwegian Jewel Owner;

(h)	evidence the Hermes Agent has made or will make a notification in respect of the Hermes Cover reflecting the currency conversion of the Euro Loan from Euro to Dollars and the amendments to the documents referred to therein; and

(i)	agreement to the issue of such favourable written legal opinions including in respect of Bermuda, Delaware, the United States of America and England in such form as the Agent may require relating to all aspects of the transactions contemplated hereby governed by any applicable law.

3.2	If the Lenders, the Agent, the Hermes Agent and the Trustee, acting unanimously, decide (or the Agent in accordance with the Agency and Trust Deed decides) to permit the amendment of the Original Loan Agreement hereby without the Agent having received all of the documents or evidence referred to in Clause 3.1, the Borrower will nevertheless deliver the remaining documents or evidence to the Agent within fourteen (14) days of the date of this Deed (or such other period as the Agent may stipulate) and the amendment of the Original Loan Agreement as aforesaid shall not be construed as a waiver of the Agent’s right to receive the documents or evidence as aforesaid nor shall this provision impose on the Agent, the Hermes Agent, the Trustee or the Lenders any obligation to permit the amendment in the absence of such documents or evidence.

4	Representations and Warranties

4.1	Each of the Borrower, the Guarantor, the Shareholder and the Bareboat Charterer represents and warrants to the Lenders, the Agent, the Hermes Agent and the Trustee that:

4.1.1	it has the power to enter into and perform this Deed and the transactions and documents contemplated hereby and has taken all necessary action to authorise the entry into and performance of this Deed and such transactions and documents;

4.1.2	this Deed constitutes and each other document contemplated hereby to which it is a party will, when executed, constitute its legal, valid and binding obligations enforceable in accordance with its terms;

4.1.3	its entry into and performance of this Deed and the transactions and documents contemplated hereby do not and will not conflict with:

(a)	any law or regulation or any official or judicial order; or

(b)	its constitutional documents; or

(c)	any agreement or document to which it is a party or which is binding upon it or any of its assets,

nor result in the creation or imposition of any Encumbrance on it or its assets pursuant to the provisions of any such agreement or document and in particular but without prejudice to the foregoing the entry into and performance of this Deed and the transactions and documents contemplated hereby and thereby will not render invalid, void or voidable any security granted by it to the Trustee;

4.1.4

except for the recording of the amendment no. 2 to the Second Pride of America Mortgage with the United States Coast Guard National Vessel Documentation Center, all authorisations, approvals, consents, licences, exemptions, filings, registrations, notarisations and other matters, official or otherwise, required in connection with the entry into, performance, validity and enforceability of this Deed and each of the other documents contemplated hereby and thereby and the transactions contemplated hereby and thereby have been obtained or effected and are in full force and effect;

4.1.5	all information furnished by it to the Agent or its agents relating to the business and affairs of an Obligor in connection with this Deed and the other documents contemplated hereby and thereby was and remains true and correct in all material respects and there are no other material facts or considerations the omission of which would render any such information misleading;

4.1.6	it has fully disclosed in writing to the Agent all facts relating to its business which it knows or should reasonably know and which might reasonably be expected to influence the Lenders, the Agent, the Hermes Agent and/or the Trustee in deciding whether or not to enter into this Deed; and

4.1.7	no Event of Default had occurred or was continuing on 14 October 2009 or the date of this Deed and no Event of Default shall have occurred or be continuing on the Relevant Currency Conversion Date (as defined in the Letter Agreement).

5	Fee and Expenses

5.1	The Borrower and the Guarantor jointly and severally undertake to reimburse the Lenders, the Agent, the Hermes Agent and the Trustee on demand of the Agent on a full indemnity basis for the reasonable charges and expenses (together with value added tax or any similar tax thereon and including without limitation the fees and expenses of legal and other advisers) incurred by the Lenders, the Agent, the Hermes Agent and/or the Trustee in respect of or in connection with the negotiation, preparation, printing, execution, registration and enforcement of this Deed and any other documents required in connection with the implementation of this Deed.

5.2	The Borrower and the Guarantors jointly and severally undertake to reimburse the Agent, the Trustee and the Lenders on demand of the Agent on a full indemnity basis for all charges and expenses (together with value added tax or any similar tax thereon and including without limitation the fees and expenses of legal advisers) incurred by the Agent, the Trustee and/or the Lenders in respect of, or in connection with the enforcement of, or the preservation of any rights under this Deed.

6	Further Assurance

Each of the Borrower, the Guarantor, the Shareholder and the Bareboat Charterer will, from time to time on being required to do so by the Agent, do or procure the doing of all such acts and/or execute or procure the execution of all such documents in a form satisfactory to the Agent and the Hermes Agent as the Agent and the Hermes Agent may reasonably consider necessary for giving full effect to this Deed or any of the documents contemplated hereby or securing to the Lenders, the Agent, the Hermes Agent and/or the Trustee the full benefit of the rights, powers and remedies conferred upon the Lenders, the Agent, the Hermes Agent and/or the Trustee in any such document.

7	Counterparts

This Deed may be executed in any number of counterparts and all such counterparts taken together shall be deemed to constitute one and the same agreement.

8	Notices

8.1	Any notice, demand or other communication (unless made by telefax) to be made or delivered to the Borrower, the Guarantor, the Shareholder and/or the Bareboat Charterer pursuant to this Deed shall (unless the Borrower, the Guarantor, the Shareholder or the Bareboat Charterer has by fifteen (15) days’ written notice to the Agent specified another address) be made or delivered to the Borrower, the Guarantor, the Shareholder and/or the Bareboat Charterer at c/o/ 7665 Corporate Center Drive, Miami, Florida 33126, United States of America (marked for the attention of the Chief Financial Officer and the Legal Department) (but one (1) copy shall suffice) with a copy to the Investors c/o Apollo Management, LP, 9 West 57th Street, 43rd Floor, New York, NY 10019, United States of America (marked for the attention of Mr Steven Martinez). Any notice, demand or other communication to be made or delivered by the Borrower, the Guarantor, the Shareholder or the Bareboat Charterer pursuant to this Deed shall (unless the Agent, the Hermes Agent or the Trustee has by fifteen (15) days’ written notice to the Borrower, the Guarantor, the Shareholder or the Bareboat Charterer specified another address) be made or delivered to the Agent, the Hermes Agent or the Trustee at its Office, the details of which are set out in Schedule 1.

8.2	Any notice, demand or other communication to be made or delivered pursuant to this Deed may be sent by telefax to the relevant telephone numbers (which at the date hereof in respect of the Borrower, the Guarantor, the Shareholder and the Bareboat Charterer is +1 305 436 4140 (marked for the attention of the Chief Financial Officer) and +1 305 436 4117 (marked for the attention of the Legal Department) with a copy to the Investors c/o Apollo Management, LP, fax number +1 212 515 3288 (marked for the attention of Mr Steven Martinez) and in the case of the Agent, the Hermes Agent or the Trustee is as recorded in Schedule 1) specified by it from time to time for the purpose and shall be deemed to have been received when transmission of such telefax communication has been completed. Each such telefax communication, if made to the Agent, the Hermes Agent or the Trustee by the Borrower, the Guarantor, the Shareholder or the Bareboat Charterer shall be signed by the person or persons authorised in writing by the Borrower, the Guarantor, the Shareholder or the Bareboat Charterer (as the case may be) and whose signature appears on the list of specimen signatures contained in the secretary’s certificate required to be delivered by Clause 3 and shall be expressed to be for the attention of the department or officer whose name has been notified for the time being for that purpose by the Agent, the Hermes Agent or the Trustee to the Borrower, the Guarantor, the Shareholder and the Bareboat Charterer.

8.3	The provisions of clauses 18.1, 18.4 and 18.5 of the Original Loan Agreement shall apply to this Deed.

9	Governing Law

This Deed and any non-contractual obligations arising from or in connection with it shall be governed by English law.

10	Jurisdiction

10.1	The courts of England have exclusive jurisdiction to settle any dispute:

10.1.1	arising out of or in connection with this Deed (including a dispute regarding the existence, validity or termination of this Deed); or

10.1.2	relating to any non-contractual obligations arising from or in connection with this Deed,

(a “Dispute”). Each party to this Deed agrees that the courts of England are the most appropriate and convenient courts to settle Disputes and accordingly no party will argue to the contrary.

This Clause 10.1 is for the benefit of the Lenders, the Agent, the Hermes Agent and the Trustee only. As a result, no such party shall be prevented from taking proceedings relating to a Dispute in any other courts with jurisdiction. To the extent allowed by law, any such party may take concurrent proceedings in any number of jurisdictions.

10.2	None of the Borrower, the Guarantor, the Shareholder or the Bareboat Charterer may, without the Agent’s prior written consent, terminate the appointment of the New Process Agent; if the New Process Agent resigns or its appointment ceases to be effective, the Borrower, the Guarantor, the Shareholder and/or the Bareboat Charterer (as the case may be) shall within fourteen (14) days appoint a company which has premises in London and has been approved by the Agent to act as the Borrower’s, the Guarantor’s, the Shareholder’s and/or the Bareboat Charterer’s (as the case may be) process agent with unconditional authority to receive and acknowledge service on behalf of the Borrower, the Guarantor, the Shareholder and/or the Bareboat Charterer of all process or other documents connected with proceedings in the English courts which relate to this Deed.

10.3	For the purpose of securing its obligations under Clause 10.2, each of the Borrower, the Guarantor, the Shareholder and the Bareboat Charterer irrevocably agrees that, if it for any reason fails to appoint a process agent within the period specified in Clause 10.2, the Agent may appoint any person (including a company controlled by or associated with the Agent or any Lender) to act as the Borrower’s, the Guarantor’s, the Shareholder’s or the Bareboat Charterer’s (as the case may be) process agent in England with the unconditional authority described in Clause 10.2.

10.4	No neglect or default by a process agent appointed or designated under this Clause (including a failure by it to notify the Borrower, the Guarantor, the Shareholder or the Bareboat Charterer (as the case may be) of the service of any process or to forward any process to the Borrower, the Guarantor, the Shareholder or the Bareboat Charterer (as the case may be)) shall invalidate any proceedings or judgment.

10.5	Each of the Borrower, the Guarantor, the Shareholder and the Bareboat Charterer appoints in the case of the courts of England the New Process Agent to receive, for and on its behalf, service of process in England of any legal proceedings with respect to this Deed.

10.6	A judgment relating to this Deed which is given or would be enforced by an English court shall be conclusive and binding on the Borrower, the Guarantor, the Shareholder and/or the Bareboat Charterer (as the case may be) and may be enforced without review in any other jurisdiction.

10.7	Nothing in this Clause shall exclude or limit any right which the Agent, the Lenders, the Hermes Agent or the Trustee may have (whether under the laws of any country, an international convention or otherwise) with regard to the bringing of proceedings, the service of process, the recognition or enforcement of a judgment or any similar or related matter in any jurisdiction.

10.8	In this Clause “judgment” includes order, injunction, declaration and any other decision or relief made or granted by a court.

IN WITNESS whereof the parties hereto have caused this Deed to be duly executed as a deed on the day and year first before written.

	SIGNED SEALED and DELIVERED as a DEED	)
	By Daniel S. Farkas	)
	for and on behalf of	)	/s/ Daniel S. Farkas
	PRIDE OF HAWAII, INC.	)
in the presence of:	Lincoln M. Vidal /s/ Lincoln M. Vidal	)
7665 Corporate Center Drive
Miami, FL 33126

	SIGNED SEALED and DELIVERED as a DEED	)
	By Steve Martinez	)
	for and on behalf of	)	/s/ Steve Martinez
	NCL CORPORATION LTD.	)
	in the presence of: /s/ Jared Silberhorn	)
Jared Silberhorn

	SIGNED SEALED and DELIVERED as a DEED	)
	By Daniel S. Farkas	)
	for and on behalf of	)	/s/ Daniel S. Farkas
	NCL (BAHAMAS) LTD.	)
in the presence of:	Lincoln M. Vidal /s/ Lincoln M. Vidal	)
7665 Corporate Center Drive
Miami, FL 33126
	SIGNED SEALED and DELIVERED as a DEED	)
	By Daniel S. Farkas	)
	for and on behalf of	)	/s/ Daniel S. Farkas

	NCL AMERICA HOLDINGS, INC.	)
in the presence of:	Lincoln M. Vidal /s/ Lincoln M. Vidal	)
7665 Corporate Center Drive
Miami, FL 33126

	SIGNED SEALED and DELIVERED as a DEED	)
	By Kate Mary Higgins as Attorney-In-Fact	)
for and on behalf of		)	/s/ Kate Mary Higgins
	COMMERZBANK AKTIENGESELLSCHAFT	)
	as a Lender	)
in the presence of:	/s/ Charlotte Elizabeth (Illegible)
Charlotte Elizabeth (Illegible)
Stephenson Harwood
London EC4M 8SH

	SIGNED SEALED and DELIVERED as a DEED	)
	By Kate Mary Higgins as Attorney-In-Fact	)
	for and on behalf of	)	/s/ Kate Mary Higgins
	KFW	)
in the presence of:		/s/ Charlotte Elizabeth (Illegible))
Charlotte Elizabeth (Illegible)
Stephenson Harwood
London EC4M 8SH

	SIGNED SEALED and DELIVERED as a DEED	)
	By Kate Mary Higgins as Attorney-In-Fact	)
	for and on behalf of	)	/s/ Kate Mary Higgins
	DnB NOR BANK ASA	)
in the presence of:		/s/ Charlotte Elizabeth (Illegible))
Charlotte Elizabeth (Illegible)
Stephenson Harwood
London EC4M 8SH

	SIGNED SEALED and DELIVERED as a DEED	)
	By Kate Mary Higgins as Attorney-In-Fact	)
	for and on behalf of	)	/s/ Kate Mary Higgins
	NORDDEUTSCHE LANDESBANK	)
	GIROZENTRALE	)
in the presence of:	/s/ Charlotte Elizabeth (Illegible)
Charlotte Elizabeth (Illegible)
Stephenson Harwood
London EC4M 8SH

	SIGNED SEALED and DELIVERED as a DEED	)
	By Kate Mary Higgins as Attorney-In-Fact	)
	for and on behalf of	)	/s/ Kate Mary Higgins
CALYON		)
in the presence of:		/s/ Charlotte Elizabeth (Illegible))
Charlotte Elizabeth (Illegible)
Stephenson Harwood
London EC4M 8SH

	SIGNED SEALED and DELIVERED as a DEED	)
	By Ed Bullen	)
	for and on behalf of	)	/s/ Ed Bullen
	HSBC Bank plc	)
	as the Agent, the Trustee and a Lender	)
in the presence of:	/s/ J. Gaston	)
J. Gaston

	SIGNED SEALED and DELIVERED as a DEED	)
	By Kate Mary Higgins as Attorney-In-Fact	)
	for and on behalf of	)	/s/ Kate Mary Higgins
	COMMERZBANK AKTIENGESELLSCHAFT	)
	as the Hermes Agent	)
in the presence of:		/s/ Charlotte Elizabeth (Illegible))
Charlotte Elizabeth (Illegible)
Stephenson Harwood
London EC4M 8SH

Schedule 1

The Agent, the Hermes Agent, the Trustee,

the Restructuring Trustee and the Lenders

Name and address

Agent

HSBC BANK PLC

Project and Export Finance

8 Canada Square

London E14 5HQ

Fax:	+44 (0)20 7992 4428
Attn:	Mr Alan Marshall
Email:	alan.p.marshall@hsbcib.com

Hermes Agent

COMMERZBANK

AKTIENGESELLSCHAFT

Corporate Banking

Structured Export and Trade Finance

Kaiserplatz

60261 Frankfurt am Main

Federal Republic of Germany

Fax:	+49 69 1362 3742
Attn:	Mr Klaus-Dieter Schmedding
Email:	exportfinance@commerzbank.com

Trustee

HSBC BANK PLC

Project and Export Finance

8 Canada Square

London E14 5HQ

Fax:	+44 (0)20 7992 4428
Attn:	Mr Alan Marshall
Email:	alan.p.marshall@hsbcib.com

Restructuring Trustee

DnB NOR Bank ASA

Stranden 21

NO-0021 Oslo

Norway

Fax:	+47 22 482894
Attn:	Mrs Solveig Nuland Knoff
Email:	solveig.knoff@dnbnor.no

Lenders

COMMERZBANK AKTIENGESELLSCHAFT

Global Shipping

Ness 7-9

20457 Hamburg

Federal Republic of Germany

Fax:	+49 40 3683 4068
Attn:	Mr Stefan Kuch/Mr Martin Hugger/Mrs Anne Randewig
Email:	shipfinance@commerzbank.com

HSBC BANK PLC

Project and Export Finance

8 Canada Square

London E14 5HQ

Fax:	+44 (0)20 7992 4428
Attn:	Mr Alan Marshall
Email:	alan.p.marshall@hsbcib.com

KFW

Palmengartenstrasse 5-9

60325 Frankfurt am Main

Federal Republic of Germany

Fax:	+49 69 7431 3768/2944
Attn:	Mr Josef Schmid/Ms Claudia Wenzel
Email:	josef.schmid@kfw.de/claudia.wenzel@kfw.de

DnB NOR BANK ASA

Stranden 21

NO-0021 Oslo

Norway

Fax:	+47 22 482020
Attn:	Ms Amra Koluder
Email:	amra.koluder@dnbnor.no

NORDDEUTSCHE LANDESBANK GIROZENTRALE

Friedrichswall 10

30159 Hannover

Federal Republic of Germany

Fax:	+49 511 361 4785
Attn:	Mr Torsten Reinecke
Email:	shipping@nordlb.de

CALYON

Taunusanlage 14

60325 Frankfurt am Main

Federal Republic of Germany

Fax:	+49 69 74221 197
Attn:	Ms Angelika Schönegger-Wenzel
Email:	angelika.schoenegger-wenzel@de.calyon.com

with a copy to:

CALYON ASIA SHIPFINANCE LIMITED

Fax:	+852 2868 1448
Attn:	Mr Terence Yuen/Ms Iris Lai
Email:	terence.yuen@hk.calyon.com/iris.lai@hk.calyon.com